UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2006
MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona		85283

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None
(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Mobile Mini, Inc. (the “Company”) furnished on October 31, 2006. In that prior report, the Company provided a reconciliation of EBITDA to net cash provided by operating activities in connection with its earnings press release. However, in this current report, certain amounts reflect classification changes that relate to net cash provided by operating activities. This current report sets forth below the amended reconciliation of EBITDA to net cash provided by operating activities (in thousands), which includes the effects of rounding.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Reconciliation of EBITDA to net cash provided by operating activities:

EBITDA	$31,578	$21,597	$83,758	$65,181

Senior Note redemption premium	—	—	(4,987)	—

Interest paid	(7,624)	(9,407)	(22,350)	(20,418)

Income and franchise taxes paid	(365)	(109)	(476)	(325)

Provision for loss from natural disasters	—	1,710	—	1,710

Amoritization of share-based compensation	763	—	2,298	—

Gain on sale of lease fleet units	(1,373)	(795)	(3,605)	(2,518)

Loss on disposal of property, plant and equipment	25	41	65	475

Changes in certain assets and liabilities, net of effect of businesses acquired:

Receivables	(4,816)	(1,957)	(8,708)	(4,045)

Inventories	599	(270)	(1,774)	(8,891)

Deposits and prepaid expenses	(1,931)	(2,187)	(1,637)	(933)

Other assets and intangibles	167	(29)	164	(8)

Accounts payable and accrued liabilities	2,902	3,270	6,467	8,585

Net cash provided by operating activities	$19,925	$11,864	$49,215	$38,813

     In accordance with general instruction B.2 to Form 8-K, information in this item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: November 10, 2006		Deborah Keeley

	Name:	Deborah Keeley
	Title:	Senior Vice President and Principal Accounting Officer

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